                                                                    Exhibit 99.3

                             RSL COMMUNICATIONS PLC

                            OFFER FOR ALL OUTSTANDING
                      12 7/8% SENIOR DOLLAR NOTES DUE 2010
                                 IN EXCHANGE FOR
                  12 7/8% SENIOR DOLLAR EXCHANGE NOTES DUE 2010
                             AND FOR ALL OUTSTANDING
                       12 7/8% SENIOR EURO NOTES DUE 2010
                                 IN EXCHANGE FOR
                   12 7/8% SENIOR EURO EXCHANGE NOTES DUE 2010

TO OUR CLIENTS:

         Enclosed for your consideration is a Prospectus, dated __________, 2000 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the Offer (the "Exchange Offer") of RSL Communications PLC ("RSL PLC") to exchange its 12 7/8% Senior Dollar Exchange Notes due 2010 (the "New Dollar Notes") for its outstanding 12 7/8% Senior Dollar Notes due 2010 (the "Old Dollar Notes") and its 12 7/8% Senior Euro Exchange Notes due 2010 (the "New Euro Notes" and together with the New Dollar Notes, the "New Notes") for its outstanding 12 7/8% Senior Euro Notes due 2010 (the "Old Euro Notes" and together with the Old Dollar Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of RSL PLC contained in the Registration Rights Agreement dated February 22, 2000, by and among RSL PLC and the other signatories thereto.

         This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on ______________, 2000, unless extended by RSL PLC. Any Old Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

            1. The Exchange Offers are for any and all Old Notes.

            2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange
         Offers--Conditions".

            3. Any transfer taxes incident to the transfer of Old Notes from the holder to RSL PLC will be paid by RSL PLC, except as otherwise provided in the Instructions in the Letter of Transmittal.

            5. The Exchange Offers expire at 5:00 p.m., New York City time, on _________, 2000, unless extended by RSL PLC.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by RSL Communications PLC with respect to its Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Old Notes held by you for my account as indicated below:

                                           AGGREGATE PRINCIPAL AMOUNT OF
                                           OLD NOTES



12 7/8% Senior Dollar Notes due 2010
                                           -------------------------------------


12 7/8% Senior Euro Notes due 2010
                                           -------------------------------------


   Please do not tender any Old Notes held by you for my account.


Dated:________, 2000


                                           -------------------------------------


                                           -------------------------------------
                                                        Signature(s)

                                           -------------------------------------


                                           -------------------------------------


                                           -------------------------------------
                                                 Please print name(s) here


                                           -------------------------------------


                                           -------------------------------------
                                                       Address(es)


                                           -------------------------------------
                                              Area Code and Telephone Number


                                           -------------------------------------
                                                 Tax Identification or
                                                 Social Security No(s).

         None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.